Exhibit 99.2
REGENT COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(In thousands, except share amounts)

February 28,
2010
ASSETS
Current assets:
Cash and cash equivalents	$10,643
Restricted cash	300
Accounts receivable, net of allowance of $551 at February 28, 2010	11,625
Assets held for sale	156
Other current assets	3,223

Total current assets	25,947

Property and equipment, net	29,410
Intangible assets, net	97,729
Goodwill	11,172
Deferred tax assets	—
Other assets	1,619

Total assets	$165,877

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$187,730
Accounts payable	1,501
Accrued compensation	905
Other current liabilities	21,778

Total current liabilities	211,914

Other long-term liabilities	2,549

Total liabilities	214,463

Commitments and contingencies

Stockholders’ deficit:
Common stock, $.01 par value, 100,000,000 shares authorized; 50,955,743 shares issued at February 28, 2010	510
Treasury stock, 7,950,723 shares, at cost, at February 28, 2010	(40,832)
Additional paid-in capital	339,322
Accumulated deficit	(347,586)

Total stockholders’ deficit	(48,586)

Total liabilities and stockholders’ deficit	$165,877

Regent Communications, Inc. and its wholly-owned subsidiaries filed a joint petition for reorganization under
Chapter 11 of the U.S Bankruptcy Code on March 1, 2010.